CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Exelon Corporation of our report dated February 11, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Exelon Corporation's Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 27, 2020